UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2018

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6175 S. Willow Drive, Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 12, 2018, CSG Systems International, Inc., CSG Systems, Inc. (a wholly-owned subsidiary of CSG Systems International, Inc.), both Delaware corporations (collectively referred to as “CSG” or the “Company”), Forte Payment Systems, Inc., a California corporation (“Forte”), and the sole owner of Forte (the “Seller”), entered into a Stock Purchase Agreement (the “Agreement”).

Pursuant to the Agreement, and in accordance with the terms and conditions described therein, CSG will acquire Forte for approximately $85 million, which excludes future earn-out payments tied to Forte meeting or exceeding specific performance-based targets.  Approximately $13 million in cash may be held back subject to certain tax filings.  The consummation of the Agreement is subject to the satisfaction of customary closing conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  The Agreement contains customary representations, warranties, and covenants by CSG, Forte, and the Seller.

On September 14, 2018, CSG issued a press release announcing a Board-approved capital allocation strategy under which CSG signed a definitive agreement to acquire Forte Payment Systems, Inc. and received authorization to repurchase up to $150 million of its common stock over the next three years.  A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated into this section by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of CSG Systems International, Inc. dated September 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 14, 2018

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Jerod L. Sands
Jerod L. Sands
Chief Accounting Officer

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